Exhibit 99.1

SVB Financial Group Files “First Day Motions” to Support Continued Operations of SVB Capital and SVB Securities and Preserve Value for Stakeholders

SANTA CLARA, Calif., March 20, 2023—SVB Financial Group (“the Company”) (Nasdaq: SIVB) today announced that it has filed a number of “First Day Motions” seeking authorization from the United States Bankruptcy Court for the Southern District of New York to support the continued operations of the Company’s SVB Capital and SVB Securities businesses and preserve value for the benefit of stakeholders. These motions seek court authorization, among other things, to provide for the continued separation of these business operations from Silicon Valley Bridge Bank, N.A., ensure access to cash, enable cash management systems, and protect valuable tax attributes.

“We appreciate the support and patience of SVB Financial Group’s stakeholders as we continue to take action to maximize recoverable value, including the exploration of strategic alternatives for the SVB Capital and SVB Securities businesses,” said William Kosturos, Chief Restructuring Officer for SVB Financial Group. “These businesses continue to operate and serve clients, led by their longstanding and independent leadership teams.”

As previously announced, SVB Financial Group filed a voluntary petition for a court-supervised reorganization under Chapter 11 of the U.S. Bankruptcy Code on March 17, 2023. SVB Securities and SVB Capital’s funds and general partner entities are not included in the Chapter 11 filing and continue to operate in the ordinary course. SVB Financial Group is no longer affiliated with Silicon Valley Bank, which now operates as Silicon Valley Bridge Bank, N.A. under the jurisdiction of the Federal Deposit Insurance Corporation.

SVB Financial Group intends to use the court-supervised process to evaluate strategic alternatives for SVB Capital, SVB Securities and the Company’s other assets and investments. This process is being led by a five-member restructuring committee appointed by the SVB Financial Group Board of Directors. Centerview Partners LLC is assisting the restructuring committee with the strategic alternatives process, which is already underway and has attracted significant interest. Any sale process will be conducted through the Chapter 11 proceeding and be subject to court approval.

SVB Financial Group expects to seek approval for its First Day Motions at a court hearing scheduled for Tuesday, March 21, at 3:00 p.m. Eastern Time.

Court filings and other information related to the SVB Financial Group’s Chapter 11 proceeding is available on a website administrated by the Company’s proposed claims agent, Kroll, at https://restructuring.ra.kroll.com/svbfg/; or by emailing SVBFGInfo@ra.kroll.com.

Centerview Partners LLC is proposed financial advisor, Sullivan & Cromwell LLP proposed legal counsel and Alvarez & Marsal proposed restructuring advisor to SVB Financial Group as debtor-in-possession.

Information for Holders of The Company’s Common Stock and Depositary Shares

On March 17, 2023, the Company received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company of its failure to satisfy one or more continued listing rules or standards of Nasdaq. Trading of the Company’s common stock and the Company’s Depositary Shares on Nasdaq was halted on March 10, 2023, and will be suspended on March 28, 2023. Nasdaq will file a Form 25-NSE with the United States Securities and Exchange Commission, which will remove the Common Stock and Listed Depositary Shares from listing and registration on Nasdaq. The Company does not plan to appeal Nasdaq’s decision.

Following the removal of the Common Stock and Registered Depositary Shares from listing and registration on Nasdaq, the Common Stock or Registered Depositary Shares may then be immediately eligible to be quoted on the OTC Pink Quotation System. If the Common Stock or Registered Depositary Shares are delisted from Nasdaq, there can be no assurance that a market maker will apply to quote the Common Stock or Registered Depositary Shares or that the Common Stock or Registered Depositary Shares will be quoted in the OTC Pink Quotation System.

About SVB Financial Group

SVB Financial Group (Nasdaq: SIVB) is the holding company for SVB Capital and SVB Securities.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond SVB Financial Group’s control. Forward-looking statements are statements that are not historical facts and generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. Although SVB Financial Group believes that the expectations reflected in SVB Financial Group’s forward-looking statements are reasonable, SVB Financial Group has based these expectations on its current beliefs as well as its assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside SVB Financial Group’s control. Forward-looking statements related to the offerings and SVB Financial Group’s actual results of operations and financial performance could differ significantly from those expressed in or implied by SVB Financial Group forward-looking statements. The forward-looking statements included in this disclosure are made only as of the date of this disclosure. SVB Financial Group does not intend, and undertakes no obligation, to update these forward-looking statements.

Media Contact

Media Only:

Joele Frank, Wilkinson Brimmer Katcher Michael Freitag / Jed Repko / Aaron Palash 212-355-4449 svbmediainquiry@joelefrank.com

Investor Contact

Investors Only: ir@svb.com